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Endorsement: Tax-Sheltered Annuity Endorsement To Qualify the Contract under
             Section 403(b) of the Internal Revenue Code of 1986 ("the Code")

1.   Provisions for Certain Qualified Plan Contracts

     In order to comply with provisions of the Internal Revenue Code, the terms of this endorsement shall amend the Contract and override all conflicting provisions of the Contract. It shall be effective as of the Date of Issue of the Contract for Contracts intended to qualify under the Code Section 403(b).

2.   Restriction on Transferability

     This Contract is for the exclusive benefit of the Annuitant and his/her beneficiaries. It is not transferable by the Owner, and the Owner's interest in the Contract is nonforfeitable. The Owner of the Contract is the Annuitant.

     Except for contract loans permitted under Code Section 72(p) and Section 5 of this Endorsement, the Contract may not be sold, assigned, discounted, or pledged as collateral or as security for the performance of an obligation or for any other purpose, pursuant to Code Sections 401(a) and 403(b).

3.   Limit on Contributions

     Premiums, contributions or purchase payments under this Contract and all other Section 403(b) policies issued to the same Owner may not exceed the limitations in Code Sections 403(b)(2), 415 or the limitations of Code
     Section 402(g) that apply to salary reduction elective deferrals under this Contract and all other contracts and plans through your employer. The Company will also accept purchase payments resulting from eligible rollover distributions under Code Sections 403(b)(8) and 408(d)(3)(A)(iii) and transfers from other tax-sheltered annuities in accordance with Rev. Rul. 90-24.

     If permitted under Federal tax law and under your employer's 403(b) plan, purchase payments in excess of the permissible limitations under Sections 403(b) or 415 may be retained under this contract and treated as after-tax employee purchase payments.

4.   Payments Prior to Age 59 1/2

     Salary reduction elective deferral premiums, contributions or purchase payments after 1988 and the earnings credited to those payments cannot be withdrawn until the Owner attains age 59 1/2, retires, terminates employment, becomes disabled, encounters financial hardship or dies. This restriction also applies to earnings after 1988 on amounts attributable to pre-1989 elective deferral premiums, contributions or purchase payments. We are required by Code Section 403(b)(11) to prohibit these withdrawals.

     To the extent that we are required to apply the withdrawal restrictions of the Code Section 403(b)(7)(A)(ii) to balances transferred on a non-taxable basis into this Contract, we will do so.

     "Disabled" means there is a medically determinable disability of such a nature that the Owner is unable to engage in any substantial gainful activity and that can be expected to result in death or be of long, continued and indefinite duration.

     Any request for withdrawal will be approved upon evidence that the withdrawal satisfies applicable requirements of law or regulations.

     In the case of financial hardship withdrawals will not include any earnings on the contributions, purchase payments and premiums made through salary reductions.
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5.   Contract Loans

     If your Contract permits loans, the following rules apply. Contract Loans must be repaid within 5 years from the date of the loan. Such repayment must be on a level basis over the 5-year period with repayments being made at least monthly. If the Contract Loan is made to acquire a dwelling unit which is to be used within a reasonable time as the principal residence of the Owner, it must be repaid within a reasonable time but not limited to 5 years.

     Such Contract Loan shall not exceed the lesser of (a) or (b), where (a) equals $50,000 less the excess (if any) of (i) the highest outstanding loan balance during the one year period ending on the day before such loan is made over (ii) the outstanding loan balance on the date such loan is made and (b) equals the greater of (i) 50% of the Contract Value or (ii) $10,000.

     Notwithstanding anything else in this contract to the contrary, the terms of the loan are governed by Section 72(p) of the Code and any rules and regulations issued thereunder.

6.   Distribution of Owner's Interest

     The Owner's entire interest in this Contract attributable to post-1986 premiums, purchase payments and contributions and post-1986 earnings (whether attributable to those premiums, purchase payments and contributions) will be distributed or commence to be distributed, no later than the required beginning date. Distribution will be made in equal or substantially equal amounts, over (a) the life of the Owner, or the lives of the Owner and the designated beneficiary, or (b) a period not extending beyond the life expectancy of the Owner, or the joint and last survivor life expectancy of the Owner and the designated beneficiary.

     Annuity Payments must be made in periodic payments at intervals no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. Life expectancies may be recalculated annually, except that the life expectancy of a non-spouse beneficiary may not be recalculated, instead life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the beneficiary attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one year for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

     If you attained age 70 1/2 before January 1, 1988, or if you are a participant in a church or governmental plan, you do not have to start to receive your account balance until April 1 of the calendar year following the year in which you retire.

     For taxable years beginning after December 31, 1996 (except in the case of a 5% or more owner of the employer), distributions do not have to begin until April 1 of the calendar year following the later of (i) the calendar year in which you attain age 70 1/2, or (ii) if your plan permits, the calendar year in which you retire.

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7.   Distribution upon Owner's Death

     If the Owner dies before the entire interest in this Contract is distributed, the following distribution provisions shall apply:

     1. If the Owner dies after distribution of the Owner's interest has commenced the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death.

     2. If the Owner dies before distribution of the Owner's interest commences, the Owner's entire interest will be distributed in accordance with one of the following three provisions:

          a. The Owner's entire interest will be paid by December 31 of the calendar year containing the fifth anniversary of the Owner's death.

          b. If the Owner's interest is payable to a designated beneficiary who is not the Owner's spouse and the Owner has not elected (a) above, then the Owner's entire interest may be distributed in substantially equal installments over the life of the designated beneficiary or a period not extending beyond the life expectancy of the designated beneficiary on or before December 31 of the calendar year immediately following the calendar year in which the Owner died.

          c. If the designated beneficiary of the Owner is the Owner's surviving spouse, the spouse may elect to receive equal or substantially equal payments over the life of the spouse or over a period not extending beyond the life expectancy of the surviving spouse. Such distribution shall not be required earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Owner died or (2) December 31 of the calendar year in which the Owner would have attained age 70 1/2. Such election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Owner's death or the date distributions are required to begin pursuant to the preceding sentence.

8. Special Rules for Distribution of Owner's Interest and For Distributions upon Owner's Death

     A. For the purposes of the above, payments will be calculated by the use of the return multiples specified in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Owner's death, the surviving spouse may elect to have life expectancies recalculated annually. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one year for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

     B. Distribution thereunder shall be made in accordance with the requirements of Code Section 401(a)(9), and the regulations thereunder, including the incidental death benefit requirements of Code Section 401 (a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirement, and Section 1.401(a)(9)-2 of the proposed regulations.

     C. Distributions under this section are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the proposed regulations.

     D. Minimum distribution requirements may be satisfied by receiving a distribution from one Tax Sheltered Annuity that is equal to the amount required to satisfy the minimum distribution requirements for two or more Tax Sheltered Annuities. For this purpose, the owner of two or more Tax Sheltered Annuities may use the alternative method described in Notice 88- 38, 1988-1, C.B. 524, to satisfy the minimum distribution requirements described above.

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9.   Eligible Rollover Distributions

     For distributions made after 1992, notwithstanding any provision of this certificate to the contrary that would otherwise limit an election under this provision, you (or your surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)), hereinafter referred to as distributee, may elect at the time and in the manner prescribed by us as payor (and if applicable, the Plan Administrator) to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan you specify in a direct rollover. A direct rollover is a payment of an eligible rollover distribution under this certificate to the eligible retirement plan specified by the distributee. An eligible rollover distribution from this certificate is the taxable portion of any distribution to you, except that an eligible rollover distribution does not include the following: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the distributee or the joint lives or joint life expectancies) of the distributee and his or her beneficiary; (b) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) for a specified period of 10 years or more; (c) any distribution to the extent such distribution is required under Code Section 401(a)(9); (d) the portion of any distribution that is not includible in gross income; or (e) any other withdrawal or distribution which the tax law requires be excluded from treatment as an eligible rollover distribution.

     Notwithstanding anything in the contract to the contrary, if you make withdrawals on account of unforeseen financial hardship after December 31, 1999 of any post-1988 salary reduction contributions, such withdrawals shall not be considered eligible rollover distributions.

          An eligible retirement plan is an individual retirement account as described in Code Section 408(a), an individual retirement annuity as described in Code Section 408(b), a tax-sheltered annuity as described in Code Section 403(b), that accepts your eligible rollover distribution. However, in the case of an eligible rollover distribution to your surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     This endorsement shall be interpreted and administered in accordance with the requirements of Code Section 403(b). If the terms of this endorsement conflict with the terms of the plan, where not prohibited by the Code or regulations thereunder, the terms of the plan shall govern.

     In order to preserve the status of your policy as a Section 403(b) annuity, we have the right to amend it to make it comply with federal income tax rules. We will notify you of any amendments and when required by law, we will obtain the approval of the appropriate regulatory authority.

     You are responsible for the tax treatment of any contributions, withdrawals and distributions made from the Contract, and you must provide the Company with all necessary instructions and information as may be required to report properly on the qualified status of the Contract.

     The Company will refund all or part of your account balance if necessary to maintain your Contract as a 403(b) annuity. To the extent otherwise permitted by your plan, we may also, where necessary to maintain your Contract as a 403(b) annuity, treat contributions as after-tax employee contributions.

     New England Life Insurance Company
     501 Boylston Street, Boston, Massachusetts

    [GRAPHIC]      /s/ Daniel D. Jordan
    President      Secretary

                       METROPOLITAN LIFE INSURANCE COMPANY
                (A Mutual Company Incorporated in New York State)

                                   ENDORSEMENT

This Endorsement amends the Tax Sheltered Annuity ("TSA") contract to which it is attached by adding provisions required by the Internal Revenue Code of 1986 ("Code") to assure continued qualification as a TSA under Section 403(b).

1. Provisions for Certain Qualified Plan Contracts. In order to comply with provisions of the Internal Revenue Code, the terms of this endorsement shall amend the Contract and override all conflicting provisions of the Contract. It shall be effective as of the Date of Issue of the Contract for Contracts intended to qualify under the Code Section 403(b).

2. Restriction on Transferability. This Contract is for the exclusive benefit of the Annuitant and his/her beneficiaries. The Owner of the Contract is the Annuitant. It is not transferable by the Owner, and the Owner's interest in the Contract is nonforfeitable. Pursuant to Code Sections 401(a) and 403(b), except to the extent permitted as a Contract loan under section 5 of this Endorsement in accordance with 72(p) of the Code, the Contract may not be sold, assigned, discounted, or pledged as collateral or as security for the performance of an obligation or for any other purpose.

3.   Limit on Contributions. Contributions under this Contract and all other
     Section 403(b) contracts issued to the same Owner may not exceed the limitations in Code Sections 403(b)(2), 415 or the limitations of Code
     Section 402(g) that apply to salary reduction elective deferrals under this Contract and all other contracts and plans through your employer. The Company will also accept contributions resulting from eligible rollover distributions under Code Sections 403(b)(8) and 408(d)(3)(A)(iii) and transfers from other tax-sheltered annuities in accordance with Rev. Rul. 90-24.

4. Payments Prior to Age 59 1/2. Salary reduction elective deferral contributions after 1988 and the earnings credited to those contributions cannot be withdrawn until the Owner attains age 59 1/2, retires, terminates employment, becomes disabled, encounters financial hardship or dies. This restriction also applies to earnings after 1988 on amounts attributable to pre-1989 elective deferral contributions. We are required by Code Section 403(b)(11) to prohibit these withdrawals.

     To the extent that we are required to apply the withdrawal restrictions of the Code Section 403(b)(7)(A)(ii) to account balances transferred on a non-taxable basis into this Contract, we will do so.

     "Disabled" means there is a medically determinable disability of such a nature that the Owner is unable to engage in any substantial gainful activity and that can be expected to result in death or be of long, continued and indefinite duration.

     Any request for withdrawal will be approved upon evidence that the withdrawal satisfies applicable requirements of law or regulations.

     In the case of financial hardship, withdrawals will not include any earnings on the contributions made through salary reductions.

5.   Contract Loans. If your Contract permits loans, the following rules apply:

     Contract loans must be repaid within 5 years from the date of the loan. Such repayment must be on a level basis over the 5-year period with repayments being made at least quarterly. If the Contract loan is made to acquire a dwelling unit which is to be used within a reasonable time as your principal residence, it must be repaid within a reasonable time as provided in your loan agreement, which may exceed 5 years.

     Such Contract Loan shall not exceed the lesser of (a) or (b), where (a) equals $50,000 less the excess (if any) of (i) the highest outstanding loan balance during the one year period ending on the day before such loan is made over (ii) the outstanding loan balance on the date such loan is made and (b) equals the greater of (i) 50% of the Contract Value or (ii) $10,000.

     Your TSA or 403(b) Plan may further limit the amount of your loan and the circumstances under which it can be made.

     Notwithstanding anything else in this contract to the contrary, the terms of the loan are governed by Section 72(p) of the Code and any rules and regulations issued thereunder.

6. Distribution of Owner's Interest. Your entire interest in this Contract attributable to post-1986 contributions and post-1986 earnings (whether attributable to those contributions) will be distributed or commence to be distributed, no later than the required beginning date. Distribution will be made in equal or substantially equal amounts, over (a) the life of the Owner, or the lives of the Owner and the designated beneficiary, or (b) a period not extending beyond the life expectancy of the Owner, or the joint and last survivor life expectancy of the Owner and the designated beneficiary.

     Annuity payments must be made in periodic payments at intervals no longer than one year. In addition, payments must be either non- increasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

     Life expectancy and joint and last survivor life expectancy are computed by use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. Life expectancies may be recalculated annually, except that the life expectancy of a non-spouse beneficiary may not be recalculated, instead life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the beneficiary attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one year for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

     If you attained age 70 1/2 before January 1, 1988, or if you are a participant in a church or governmental plan, you do not have to start to receive your account balance until April 1 of the calendar year following the year in which you retire.

     For taxable years beginning after December 31, 1996 (except in the case of a more than 5% owner) , distributions do not have to begin until April 1 of the calendar year following the later of (i) the calendar year in which you attain age 70 1/2, or (ii) if your plan permits, the calendar year in which you retire.

7. Distribution upon Owner's Death. If the Owner dies before the entire interest in this Contract is distributed, the following distribution provisions shall apply:

     1. If the Owner dies after distribution of the Owner's interest has commenced the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death.

     2. If the Owner dies before distribution of the Owner's interest commences, the Owner's entire interest will be distributed in accordance with one of the following three provisions:

          a. The Owner's entire interest will be paid by December 31 of the calendar year containing the fifth anniversary of the Owner's death.

          b. If the Owner's interest is payable to a designated beneficiary who is not the Owner's spouse and the Owner has not elected (a) above, then the Owner's entire interest may be distributed in substantially equal installments over the life of the designated beneficiary or a period not extending beyond the life expectancy of the designated beneficiary on or before December 31 of the calendar year immediately following the calendar year in which the Owner died.

          c. If the designated beneficiary of the Owner is the Owner's surviving spouse, the spouse may elect to receive equal or substantially equal payments over the life of the spouse or over a period not extending beyond the life expectancy of the surviving spouse. Such distribution shall not be required earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Owner died or (2) December 31 of the calendar year in which the Owner would have attained age 70 1/2. Such election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Owner's death or the date distributions are required to begin pursuant to the preceding sentence.

8. Special Rules for Distribution of Owner's Interest and For Distributions upon Owner's Death.

     A. For the purposes of the above, payments will be calculated by the use of the return multiples specified in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Owner's death, the surviving spouse may elect to have life expectancies recalculated annually. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one year for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

     B. Distribution thereunder shall be made in accordance with the requirements of Code Section 401(a)(9), and the regulations thereunder, including the incidental death benefit requirements of Code Section 401(a)(9)(G), and the regulations thereunder, including the minimum distribution incidental benefit requirement, and Section 1.401(a)(9)-2 of the proposed regulations.

     C. Distributions under this section are considered to have begun if distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the proposed regulations.

     D. Minimum distribution requirements may be satisfied by receiving a distribution from one TSA that is equal to the amount required to satisfy the minimum distribution requirements for two or more TSAs. For this purpose, the owner of two or more TSAs may use the alternative method described in Notice 88-38, 1988-1, C.B. 524, to satisfy the minimum distribution requirements described above.

9. Eligible Rollover Distributions. For distributions made after 1992, notwithstanding any provision of this contract to the contrary that would otherwise limit an election under this provision, you or your surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) of the Code (hereinafter referred to as distributee), may elect at the time and in the manner prescribed by MetLife as payor and, if applicable, the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. An eligible rollover distribution from this contract is the taxable portion of any distribution made to the distributee, except that an eligible rollover distribution does not include the following:

     . any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the distributee or the joint lives or joint life expectancies) of the distributee and his or her named beneficiary;

     . any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) for a specified period of 10 years or more;

     .    any distribution to the extent such distribution is required under
          Section 401(a)(9) of the Code; or

     . the portion of any distribution that is not includible in gross income.

     An eligible rollover distribution is subject to mandatory 20% income tax withholding unless a distributee elects a direct rollover to an eligible retirement plan. An eligible retirement plan is an individual retirement account as described in Section 408(a) of the Code, an individual retirement annuity under Section 408(b), or, except for your surviving spouse, a tax-sheltered annuity as described in Code Section 403(b) of the Code, that accepts your eligible rollover distribution.

This Endorsement shall be interpreted and administered in accordance with the requirements of Code Section 403(b). If the terms of this Endorsement conflict with the terms of the plan, where not prohibited by the Code or regulations thereunder, the terms of the plan shall govern.

In order to preserve the status of your policy as a Section 403(b) annuity, we have the right to amend it to make it comply with federal income tax rules. We will notify you of any amendments and when required by law, we will obtain the approval of the appropriate regulatory authority.

You are responsible for the tax treatment of any contributions, withdrawals and distributions made from the Contract, and you must provide the Company with all necessary instructions and information as may be required to report properly on the qualified status of the Contract.

The Company will refund all or part of your account balance if necessary to maintain your Contract as a 403(b) annuity. To the extent otherwise permitted by your plan, we may also, where necessary to maintain your Contract as a 403(b) annuity, treat contributions as after-tax employee contributions.

Metropolitan Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts

   ABCD                ABCD
 President          Secretary